Exhibit 10.8

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

2008 EMPLOYEE SHARE PURCHASE PLAN

Allied World Assurance Company Holdings, Ltd, hereby adopts the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan (the “Plan”), effective as of February 28, 2008 (the “Effective Date”), subject to the approval of the shareholders of the Company.

1.  Purpose.  The purposes of the Plan are as follows:

a. To assist Eligible Employees in acquiring an ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code; and

b. To help such Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

2.  Definitions.

(i) “Administrator” shall mean the Compensation Committee of the Board.

(ii) “Board” shall mean the Board of Directors of the Company.

(iii) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

(iv) “Common Shares” shall mean the common shares of the Company, $0.03 par value per share. “Common Shares” shall also include any other securities of the Company that may be substituted for Common Shares pursuant to Section 19 hereof.

(v) “Company” shall mean Allied World Assurance Company Holdings, Ltd, a Bermuda exempted company, or any successor corporation.

(vi) “Compensation” shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(vii) “Eligible Employee” shall mean an Employee of the Company or a Subsidiary (i) who would not, immediately after an option is granted to him hereunder, own shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company, a Parent, or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than 20 hours per week; and (iii) whose customary employment is for more than five months in any calendar year. For purposes of clause (i) of this subsection (g), the rules of Section 424(d) of the Code with regard to the attribution of share ownership shall apply in determining the share ownership of an individual, and shares which an Employee may purchase under outstanding options shall be treated as shares owned by the Employee.

(viii) “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(ix) “Employer” shall mean, as to any particular Employee, the company or corporation which employs such Employee, whether it be the Company or a Subsidiary.

(x) “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(xi) “Exercise Date” shall mean the last Trading Day of each Offering Period.

(xii) “Fair Market Value” shall mean, as of any date, the value of a Common Share determined as follows:

(i) If the Common Shares are traded on an exchange, Fair Market Value shall be the closing sales price for one Common Share as reported in The Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first Trading Day immediately prior to such date during which a sale occurred;

(ii) If the Common Shares are not traded on an exchange but are quoted on a quotation system, Fair Market Value shall be the mean between the closing representative bid and asked prices for one Common Share on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or

(iii) In the absence of an established market for the Common Shares, Fair Market Value shall be determined in good faith by the Administrator.

(xiii) “Offering Period” shall mean each period of approximately six months commencing on each January 1 and July 1 and terminating on the next occurring June 30 or December 31, as applicable. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period have a duration in excess of 27 months.

(xiv) “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(xv) “Participant” means an Eligible Employee who participates in the Plan pursuant to Section 5 hereof.

(xvi) “Purchase Price” shall mean 85% of the Fair Market Value of one Common Share on the Exercise Date; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 19 hereof; provided, further, that the Purchase Price shall not be less than the par value of one Common Share.

(xvii) “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

(xviii) “Trading Day” shall mean a day on which the principal exchange on which the Common Shares are traded is open for trading.

3.  Eligibility.

a. Any Employee who is an Eligible Employee on the Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 hereof and the limitations imposed by Section 423(b) of the Code.

b. No Eligible Employee shall be granted an option under the Plan to purchase Common Shares, or under any other employee share purchase plan to purchase shares of the Company, any Parent, or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of the Fair Market Value of such shares (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of the limitation imposed by this subsection, the right to purchase shares under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase shares under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the Fair Market Value of such shares (determined at the time such option is granted) for any one calendar year, and a right to purchase shares which has accrued under an option may not be carried over to any other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

4.  Offering Periods.  Subject to approval by shareholders of the Company, the Plan shall be implemented by consecutive Offering Periods beginning on July 1, 2008, and shall continue until it expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period shall expire later than the date on which this Plan expires or is terminated in accordance with Section 20 hereof.

5.  Participation.

a. Each Eligible Employee may become a Participant with respect to any Offering Period by completing a subscription agreement authorizing payroll deductions in a form acceptable to the Administrator and filing it with the Company (or its designated third-party share plan administrator) 15 business days (or a different number of days as may be determined by the Administrator, in its sole discretion) prior to the first day of such Offering Period. A Participant’s completion of a subscription agreement with respect to any Offering Period will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof, or otherwise becomes ineligible to participate in the Plan.

b. Payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period with respect to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

c. During a Participant’s leave of absence approved by his Employer and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), such Participant may continue to participate in the Plan by making cash payments to the Company on each payday equal to the amount of the Participant’s payroll deductions under the Plan for the payday immediately preceding the first day of such Participant’s leave of absence. If a leave of absence is unapproved or fails to meet the requirements of Treasury Regulation Section 1.421-7(h)(2), the Participant will automatically cease to participate in the Plan and may not make any further contributions to the Plan hereunder. In such event, the Company will automatically cease to deduct the Participant’s payroll under the Plan. The Company will pay to the Participant his total payroll deductions for the Offering Period, in cash in one lump sum (without interest), as soon as practicable after the Participant ceases to participate in the Plan.

d. The subscription agreement(s) used in connection with the Plan shall be in a form prescribed by the Administrator, and the Administrator may, in its sole discretion, determine whether such agreement shall be submitted in written or electronic form.

6.  Payroll Deductions.

a.  At the time a Participant files his subscription agreement, he shall elect to have payroll deductions made on each payday (such amount to be deducted after any applicable deduction for tax and other withholding) during the Offering Period in an amount from 1% to 10% of the Compensation which he receives on each pay day during the Offering Period.

b.  All payroll deductions made for a Participant shall be credited to his account under the Plan and shall be withheld in whole percentages only. Except as described in Section 5(c) hereof, a Participant may not make any additional payments into such account.

c.  A Participant may discontinue his participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his payroll deductions during the Offering Period by completing or filing with the Company (or its designated third-party share plan administrator) a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the number of participation rate changes per Participant during any Offering Period. The change in rate shall be effective with the first full payroll period following five business days (or a different number of days as may be determined by the Administrator, in its sole discretion) after the Company’s (or its designated third-party share plan administrator’s) receipt of the new subscription agreement.

d.  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period.

e. At the time an option is exercised, in whole or in part, or at the time some or all of the Common Shares issued under the Plan are disposed of, the Participant must make adequate provision for any federal, state or other tax obligations, if any, which arise upon the exercise of the option or the disposition of the Common Shares. At any time, the Company may, but shall not be obligated to, withhold from all of the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Shares by the Employee.

7.  Grant of Option.  On the Enrollment Date of each Offering Period, each Participant in such Offering Period shall be granted an option to purchase on the Exercise Date with respect to such Offering Period (at the applicable Purchase Price) up to a number of the Common Shares determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that such purchase shall be subject to the limitations set forth in Sections 3 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn from participation pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The option shall expire on the last day of the Offering Period.

8.  Exercise of Option.

a. Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, such Participant’s option for the purchase of Common Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Common Shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his account. No fractional Common Shares shall be purchased, and any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a full Common Share shall be retained in such Participant’s account for the subsequent Offering Period. During a Participant’s lifetime, a Participant’s option to purchase Common Shares hereunder is exercisable only by him.

b. If the Administrator determines that, on a given Exercise Date, the number of Common Shares with respect to which options are to be exercised may exceed either (i) the number of Common Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period (notwithstanding any authorization of additional Common Shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date); or (ii) the number of Common Shares available for sale under the Plan on such Exercise Date, the Administrator shall provide that the Company (or its designated third-party share plan administrator) shall make a pro rata allocation of the Common Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Shares on such Exercise Date, and shall decide, in its sole discretion, to either (x) continue all Offering Periods then in effect or (y) terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. In the event of such a pro rata allocation of Common Shares pursuant to this Section 8(b), the balance of the amount credited to the account of each Participant that has not been applied to the purchase of Common Shares shall be paid to each such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.  Deposit of Common Shares.  As promptly as practicable after each Exercise Date on which a purchase of Common Shares occurs, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of Common Shares purchased upon exercise of each such Participant’s option.

10.  Withdrawal.

a. At any time prior to the Exercise Date, a Participant, by giving written notice to the Company (or its designated third-party share plan administrator) in a form acceptable to the Administrator, may withdraw all but not less than all of the payroll deductions credited to his account and not yet used to exercise an option under the Plan. All of the Participant’s payroll deductions credited to his account during the Offering Period, plus any balance retained in his account from a prior Offering Period, if any, shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, and such Participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Common Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of any subsequent Offering Period unless the Participant delivers to the Company (or its designated third-party share plan administrator) a new subscription agreement in accordance with the terms of Section 5(a) hereof.

b. A Participant’s withdrawal from an Offering Period shall not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.  Termination of Employment.  Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant shall be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to such Participant’s account during the Offering Period, plus any balance retained in his account from a prior Offering Period, if any, shall be paid to him, or in the case of his death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable, and such Participant’s option for the Offering Period shall be automatically terminated.

12.  Interest.  No interest shall accrue on the payroll deductions or lump sum contributions of a Participant in the Plan.

13.  Shares Subject to Plan.

a. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, a maximum of 1,000,000 Common Shares shall be made available for sale under the Plan. If any option granted under the Plan shall for any reason terminate without having been exercised, the Common Shares not purchased under such option shall again become available for issuance under the Plan. The shares subject to the Plan may be unissued shares or reacquired shares bought on the market or otherwise.

b. Except as otherwise provided herein, with respect to Common Shares subject to an option granted under the Plan, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a shareholder, until such Common Shares have been issued to the Participant or his nominee following exercise of the Participant’s option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distributions or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14.  Administration.

a. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

b. The Administrator may delegate to officers or employees of the Company or any of its affiliates, or committees thereof, the authority, subject to such terms as the Administrator shall determine, to perform such functions, including, but not limited to, administrative functions, as the Administrator may determine appropriate. The Administrator may appoint agents to assist it in administering the Plan.

c. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons in connection with its administration of the Plan. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions and valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Administrator or person to whom the powers of administration have been delegated hereunder, shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Administrator, and all persons to whom the powers of administration have been delegated, shall be fully protected by the Company in respect of any such action, determination or interpretation.

15.  Designation of Beneficiary.

a. A Participant may file a written designation of a beneficiary who is to receive any Common Shares and cash, if any, from such Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such Common Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. To the extent required under applicable law, spousal consent shall be required for such designation to be effective if the Participant is married and the designated beneficiary is not the Participant’s spouse.

b. Such beneficiary designation may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Common Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.  Transferability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.  Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.  Reports.  Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants following each Offering Period, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Common Shares purchased, and the remaining cash balance, if any.

19.  Adjustments Upon Changes in Capitalization, Merger, Amalgamation, Asset Sale, Dissolution or Liquidation.

a. Changes in Capitalization.  The number of Common Shares which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of Common Shares each Participant may purchase in each Offering Period (pursuant to Section 7 hereof), as well as the price per Common Share and the number of Common Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive on all Participants and the Company. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares subject to an option.

b. Merger, Amalgamation, Asset Sale, Dissolution or Liquidation.  In the event of a proposed merger or amalgamation of the Company with or into another corporation or a proposed sale of all or substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation or a parent or subsidiary of the successor corporation refuses to assume or substitute for the option, or in the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by the Administrator by setting a new Exercise Date (the “New Exercise Date”), which shall occur no later than immediately prior to the effective date of such proposed merger, amalgamation, sale, dissolution or liquidation, as applicable. The Company shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such New Exercise Date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination.

a. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination shall affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval of any amendment in such a manner and to such a degree as required.

b. Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

c. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such financial accounting consequences, including, but not limited to:

(i) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii) allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants.

21.  Notices.  All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions to Issuance of Shares.

a. The Company shall not be required to issue or deliver to a Participant any certificate or certificates for shares purchased upon the exercise of options prior to fulfillment of all the following conditions:

(i) The admission of such shares to listing on all stock exchanges, if any, on which the Common Shares are then listed;

(ii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(iii) Such Participant’s payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(iv) The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

b. The obligation of the Company to make a payment of Common Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any option to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Common Shares pursuant to an option unless such Common Shares have been properly registered for sale with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Common Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act of 1933 any of the Common Shares to be offered or sold under the Plan or any Common Shares issued upon exercise or settlement of options. If the Common Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act of 1933, the Company may restrict the transfer of such Common Shares and may legend the share certificates representing such Common Shares in such manner as it deems advisable to ensure the availability of any such exemption.

23.  Term of Plan.  The Plan shall become effective as of the Effective Date. The Plan shall be deemed to be approved by the Company’s shareholders if it receives the affirmative vote of the Company’s shareholders in accordance with the Bye-laws of the Company. Subject to approval by the shareholders of the Company in accordance with this Section 23, the Plan shall be in effect until the 10th anniversary of the date of the initial adoption of the Plan by the Board, unless sooner terminated under Section 20 hereof. In the event the Company’s shareholders do not approve this Plan pursuant to this Section 23, neither this Plan nor any elections made hereunder shall be of any force or effect, any outstanding option shall be cancelled for no consideration, and all amounts deducted from each Participant’s paycheck shall be repaid to such Participant as soon as practicable without interest.

24.  Equal Rights and Privileges.  All Eligible Employees of the Company (or of any Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with this requirement to provide equal rights and privileges will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

25.  Section 409A.  The options to purchase Common Shares under the Plan are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. However, if at any time the Administrator determines that the options may be subject to Section 409A of the Code, the Administrator shall have the right, in its sole discretion, to amend the Plan and any outstanding options as it may determine is necessary or desirable either to exempt the options from the application of Section 409A of the Code or to cause the options to comply with the requirements of Section 409A of the Code.

26.  No Employment Rights.  Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary, or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

27.  Notice of Disposition of Shares; Transfer Restrictions.  If required by the Company, each Participant shall give prompt notice to the Company (at its local Human Resources office), or cause a designated third-party share administrator to give prompt notice to the Company, of any disposition or other transfer of any Common Shares purchased upon exercise of an option hereunder if such disposition or transfer is made either (a) within two years from the Enrollment Date of the Offering Period in which the Common Shares were purchased or (b) within one year after the Exercise Date on which such Common Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness, or other consideration, by the Participant in such disposition or other transfer. Notwithstanding anything herein to the contrary, no Participant shall be permitted to dispose of or transfer any Common Shares purchased pursuant to an option hereunder prior to the date that is 12 months following the date upon which such Common Shares were so purchased. The Administrator may provide, in its sole discretion, that the Common Shares purchased pursuant to an option hereunder shall be held in book entry form, rather than delivered to the Participant, through the expiration of such 12-month period. If certificates representing the Common Shares are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Common Shares and that the Company retain physical possession of the certificates.

28.  Governing Law.  Subject to any applicable provisions of United States federal law (including, without limitation, Section 423(b) of the Code), the validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to otherwise governing principles of conflicts of law.